FOURTH AMENDMENT TO CREDIT AGREEMENT

Parties:

“CoBank”:	CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

“Borrower”:	Pilgrim’s Pride Corporation
4845 US Highway 271 N.
Pittsburg, Texas 75686

“Syndication Parties”:	Whose signatures appear below

Execution Date:	July 3, 2007

Recitals:

A.            CoBank (in its capacity as the Administrative Agent (“Agent”), the Syndication Parties signatory thereto, and Borrower have entered into that certain 2006 Amended and Restated Credit Agreement (Convertible Revolving Loan and Term Loan) dated as of September 21, 2006, that certain First Amendment to Credit Agreement dated as of December 13, 2006, that certain Second Amendment to Credit Agreement dated as of January 4, 2007, and that certain Third Amendment to Credit Agreement dated as of February 7, 2007 (as so amended and as amended, modified, or supplemented from time to time in the future, the “Credit Agreement”) pursuant to which the Syndication Parties, and any entity which becomes a Syndication Party on or after September 21, 2006, have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B.            Borrower has requested that the Agent and the Syndication Parties modify certain provisions of the Credit Agreement, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Fourth Amendment to Credit Agreement (“Fourth Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Amendments to Credit Agreement.  The Credit Agreement is amended as of the Effective Date as follows:

1.1           Sections 1.56 and 1.57 are amended to read as follows and the definitional references set forth below are added to the end of Article 1:

1.56          GK Fixed Assets:  (a) until the date, subsequent to the Control Acquisition Date, that Borrower provides to the Administrative Agent the schedule of consolidated fixed assets of Gold Kist pursuant to Section 10.20 hereof, means the consolidated fixed assets of Gold Kist as reflected on the quarter-end financials of Gold Kist that are publicly available for its fiscal quarter ending immediately preceding the Closing Date; and (b) on and after the GK Lien Date, means the consolidated fixed assets of Gold Kist as reflected on the schedule thereof which Borrower provides to the Administrative Agent pursuant to Section 10.20 hereof.  The term “GK Fixed Assets” may, at Borrower’s election, and upon satisfaction of the applicable conditions and requirements set forth herein, include leasehold interests in one or more of the facilities described on Exhibit 1.56 hereto, including the real property on which such facility is located and the equipment located on and/or used in connection with such facility (each a “GK Leasehold Facility”) owned by Pilgrim’s Pride Corporation of Georgia, Inc., a Delaware corporation (“PPC Georgia”), which PPC Georgia acquired as the successor in interest, by merger, to Gold Kist, where Borrower is the lessee under a recorded lease from PPC Georgia in a form and on terms approved in writing by the Administrative Agent (“Approved GK Lease”) and (1) calling for a rental payment equal to or in excess of $100,000.00 per annum, or (2) which has an Appraised Value, as demonstrated in the Appraisal required pursuant to clause (vi) below, of no less than $2,000,000.00; provided that, in each case, Borrower provides to the Administrative Agent, (i) a leasehold mortgage or deed of trust substantially in form and substance satisfactory to the Administrative Agent, granting a lien and mortgage on such leasehold interest to secure Borrower’s obligations hereunder, (ii) a Title Policy and survey satisfying the requirements set forth in clause (a) of Subsection 10.21.2 (modified as necessary to reflect a leasehold, rather than fee, interest), (iii) a copy of the executed Approved GK Lease pursuant to which Borrower derives its leasehold interest, (iv) a lessor consent in form and content satisfactory to the Administrative Agent and containing such estoppels of the lessor of the leasehold estate as the Administrative Agent shall require; (v) with respect to the parcel of property that is the subject of the leasehold interest, (A) a Phase I environmental report, satisfactory in form and content to the Administrative Agent, and (B) such Phase II environmental report, or proof satisfactory to the Administrative Agent that Borrower has taken, or has caused PPC Georgia to take, such remedial or other action as the Administrative Agent may reasonably require, in either case, based on the contents of such environmental reports; and (vi) an Appraisal based on the leasehold interest only.

1.57          GK Lien Date:  means August 8, 2007.

Approved GK Lease	Section 1.56
GK Leasehold Facility	Section 1.56
PPC Georgia	Section 1.56
Truck Maintenance Facilities	Section 11.4

1.2           Subsection 10.21.2 is amended to read as follows:

10.21.2     Requirements Regarding Real Property Collateral.  With respect to all GK Collateral that constitutes an interest in real property (including a leasehold interest represented by an Approved GK Lease and where the requirements of Section 1.56 hereof have been satisfied), (a) a mortgagees’ title insurance policy (Standard Texas Mortgagees Policy Form with respect to GK Fixed Assets located in the State of Texas, and Standard ALTA form with respect to GK Fixed Assets located in states other than Texas) from an insurer acceptable to the Administrative Agent insuring the lien in favor of the Administrative Agent, on behalf of the Syndication Parties, as a first priority lien on each such parcel or leasehold interest, as applicable, subject only to Permitted Encumbrances, and (i) in such amount as the Administrative Agent shall require, (ii) deleting the standard printed exceptions (including exceptions for mechanics liens and exceptions based on lack of adequate survey) and the gap exception, (iii) containing only such exceptions to title as are reasonably acceptable to the Administrative Agent, (iv) providing access coverage, and (v) containing such other endorsements as the Administrative Agent may reasonably require (but in any event including a revolving credit endorsement); (b) a survey, which survey, the certifications thereon, and all information contained therein, shall be acceptable to the Administrative Agent, and shall contain a legal description and shall, at a minimum, show the location of all structures, visible utilities, fences, hedges, or walls on the parcel and within 5 feet of all boundaries thereof, any conflicting boundary evidence or visible encroachments, and all easements, underground utilities, and tunnels for which properly recorded evidence is available; (c) an Appraisal; and (d) (i) Phase I environmental reports, satisfactory in form and content to the Administrative Agent, on all parcels of real property which are included within the GK Collateral, and (ii) such Phase II environmental reports, or proof satisfactory to the Administrative Agent that Borrower has taken such remedial or other action as the Administrative Agent may reasonably require, in either case, based on the contents of such environmental reports.

1.3           A new clause (d) is added to Section 11.4 so that said Section reads as follows:

11.4          Sale of Collateral.  Borrower shall not (nor shall it permit any of its Subsidiaries to) sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise (collectively “Disposition”), any of the Collateral except: (a) the Disposition of Collateral in the ordinary course of business, and which are either replaced or are no longer necessary or useful for the business conducted at the facilities which are included within the Collateral; (b) without duplication of clause (a) or clause (c), the Disposition in any calendar year, in one or more events or transactions, of Collateral with a book value in the aggregate of up to $10,000,000.00; (c) the Disposition of Collateral utilized at a facility with respect to which there has been a Shut Down and as to which Borrower has elected to proceed under the provisions of Section 10.15(b); (d) the lease by Borrower or PPC Georgia to PPC Transportation Company, wholly owned Subsidiary of Borrower, or such other wholly-owned Subsidiary of Borrower whose primary business is the ownership and operation of over-the-road vehicles and trailers, truck shop and vehicle facilities and other assets incident thereto (each such Person a “Transportation Subsidiary”) of one or more of the truck shop and vehicle maintenance facilities described on Exhibit 11.4 hereto or other such facilities identified by Borrower from time to time and approved by Administrative Agent, which approval shall not be unreasonably withheld (“Truck Maintenance Facilities”) and the equipment located on and/or used in connection with such facilities and as such equipment is described in the lease agreement entered into with respect to each such Truck Maintenance Facility; and (e) the lease by PPC Georgia to Borrower of one or more GK Leasehold Facilities; provided that the following conditions are met, as applicable: (v) in the case of clause (c), either (i) (A) the book value of such Collateral is $20,000,000.00 or less and the Administrative Agent has agreed on behalf of the Syndication Parties, in advance of such sale, to release its lien thereon, and (B) the aggregate book value of all Collateral as to which the Administrative Agent has released, or is being asked to release, its lien in any calendar year pursuant to clause (c) of this Section (excluding liens released upon the written authorization of the Required Lenders, as provided in clause (v)(ii) of this Section) shall not exceed $30,000,000.00, or (ii) (A) the book value of such Collateral is greater than $20,000,000.00 and/or (B) the aggregate book value of such Collateral as to which the Administrative Agent has released, or is being asked to release, its lien in any calendar year pursuant to clause (c) of this Section is in excess of $30,000,000.00 and, (C) in either case (v)(ii)(A) or (v)(ii)(B), the Required Lenders have provided written authorization to the Administrative Agent, in advance of such sale, to release its lien thereon on behalf of the Syndication Parties; (w) in the case of either clause (b) or clause (c), (i) such Disposition of Collateral shall not cause or give rise to a Potential Default or an Event of Default, and (ii) at the time of any such Disposition of Collateral no Event of Default shall have occurred and be continuing; (x) with respect to clauses (a), (b), and (c), the full Appraised Value of such Collateral shall be removed at the closing of the Disposition from the calculation of the Available Amount and no later than ten (10) days after closing such Disposition, Borrower shall furnish the Administrative Agent with a revised Available Amount Report with the entire Appraised Value of the Collateral subject to such Disposition removed from such Available Amount Report; (y) with respect to clause (d), such leases are on terms and for a rental amount acceptable to the Administrative Agent and Borrower takes such action as the Administrative Agent may require in order to create and/or perfect a security interest in Borrower’s rights under such lease; and (z) with respect to clause (e), each of the requirements of Section 1.56 hereof, including, by incorporation, the requirements of Subsection 10.21.2 hereof, are satisfied.  At the time of furnishing the Administrative Agent with a revised Available Amount Report, Borrower shall make the payment, if any, that would be required under Section 5.6(d) hereof if the aggregate outstanding principal balance owing under the Revolving Loan (including the Converted Loans) exceeds the Available Amount as calculated without such Collateral being included.

1.4           A new clause (f) is added to Section 11.6 so that said Section reads as follows:

11.6          Loans.  Borrower shall not (nor shall it permit any of its Subsidiaries to) lend or advance money, credit, or property to any Person, except for:

(a)           loans between Subsidiaries or between Borrower and Subsidiaries, in each case in the ordinary course and pursuant to the reasonable requirements of Borrower’s business and consistent with demonstratable past practices;

(b)           trade credit extended in the ordinary course of business;

(c)           loans and advances to employees and contract growers (other than executive officers and directors of the Borrower or its Subsidiaries) for reasonable expenses incurred in the ordinary course of business and made on an arms length basis;

(d)           loans and advances to officers and employees of Borrower and its Subsidiaries made in connection with such officer’s or employee’s housing related expenses or loans associated with the procurement or sale of personal residences or necessary for the moving of key personnel, in an aggregate amount outstanding at any time not to exceed $6,000,000.00;

(e)           loans and advances to contract growers in an aggregate amount at any time not to exceed $50,000,000.00; and

(f)           loans to a Person in which Borrower has an equity interest and with which Borrower is doing, or intends to do, business; provided that the unpaid balance of such loans in the aggregate, when aggregated with all Investments made pursuant to clause (s) of Section 11.8 hereof, including Investments in such Person, does not at any time exceed $75,000,000.00.

1.5           Clause (s) of Section 11.8 is amended to read as follows:

(s)  Investments not covered by clauses (a) through (r) above, in an amount which, at any time, when aggregated with the outstanding balance of all loans made pursuant to clause (f) of Section 11.6 hereof, do not to exceed an aggregate of $75,000,000.00.

1.6           A new Exhibit 1.56 is added in the form of Exhibit 1.56 hereto, and a new Exhibit 11.4 is added in the form of Exhibit 11.4 hereto.

2.           Conditions to Effectiveness of this Fourth Amendment.  The effectiveness of this Fourth Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

2.1           Delivery of Executed Loan Documents.  Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following document, duly executed by Borrower:

A.           This Fourth Amendment

2.2           Syndication Parties Execution; Voting Participant Approval.  The Administrative Agent shall have received (a) written approval of this Fourth Amendment by at least the Required Lenders (including Voting Participants); and (b) a copy of this Fourth Amendment executed by the Syndication Parties as required.

2.3           Representations and Warranties.  The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.4           No Event of Default.  No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Fourth Amendment.

2.5           Payment of Fees and Expenses.  Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement (as amended by this Fourth Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 15.1 of the Credit Agreement.

3.           Amendment to Security Documents.

3.1           Real Estate Mortgage.  To the extent that any real estate mortgage or other Security Document executed by Borrower in connection with the Credit Agreement contains a provision prohibiting Borrower from leasing any part of the Mortgaged Property as defined therein, or making such leasing an event of default, such real estate mortgage or other Security Document shall be deemed to be amended to allow the lease by Borrower or PPC Georgia to the Transportation Subsidiary (as defined herein) of one or more of the Truck Maintenance Facilities (as defined herein) and the equipment located on and/or used in connection with such facilities and as such equipment is described in the lease agreement entered into with respect to each such facilities

4.           General Provisions.

4.1           No Other Modifications.  The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

4.2           Successors and Assigns.  This Fourth Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

4.3           Definitions.  Capitalized terms used, but not defined, in this Fourth Amendment shall have the meaning set forth in the Credit Agreement.

4.4           Severability.  Should any provision of this Fourth Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Fourth Amendment and all remaining provision of this Fourth Amendment shall be fully enforceable.

4.5           Governing Law.  To the extent not governed by federal law, this Fourth Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

4.6           Headings.  The captions or headings in this Fourth Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Fourth Amendment.

4.7           Counterparts.  This Fourth Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Fourth Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Fourth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT:	CoBank, ACB

By:
	Name:	Jim Stutzman
	Title:	Vice President

BORROWER:	Pilgrim’s Pride Corporation

By:
	Name:	Richard A. Cogdill
	Title:	Exe. VP, CFO, Sec & Treas.

SYNDICATION PARTIES:	CoBank, ACB

By:
	Name:	Jim Stutzman
	Title:	Vice President

Agriland, FCS

By:
	Name:	Roger Brist
	Title:	Chief Executive Officer

Deere Credit, Inc.

By:
	Name:	Raymond L. Murphey
	Title:	Senior Account Credit Manager

Bank of the West

By:
Name:	Lee Rosin
Title:	Regional Vice President

John Hancock Life Insurance Company

By:
Name:	Kenneth L. Warlick
Title:	Managing Director

The Variable Annuity Life Insurance Company

By:
Name:	Lochlan O. McNew
Title:	Managing Director

The United States Life Insurance Company in the City of New York

By:
Name:	Lochlan O. McNew
Title:	Managing Director

Merit Life Insurance Co.

By:
Name:	Lochlan O. McNew
Title:	Managing Director

American General Assurance Company

By:
Name:	Lochlan O. McNew
Title:	Managing Director

AIG International Group, Inc.

By:
Name:	Lochlan O. McNew
Title:	Managing Director

AIG Annuity Insurance Company

By:
Name:	Lochlan O. McNew
Title:	Managing Director

Transamerica Life Insurance Company

By:
Name:	Thomas L. Nordstrom
Title:	Vice President

The CIT Group/Business Credit, Inc.

By:
Name:	Mike Ryno
Title:	Vice President

Metropolitan Life Insurance Company

By:
Name:	Steven D. Craig
Title:	Director

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank-Nederland” New York Branch

By:
Name:
Title:

Farm Credit Services of America, PCA

By:
Name:
Title:

CREDIT AGREEMENT
EXHIBIT 1.56

(GK Leasehold Facilities)

CREDIT AGREEMENT
EXHIBIT 11.4

(Truck Maintenance Facilities)